FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                                ANDOVER.NET, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                    (State of incorporation or organization)

                                   04-3153168
                      (I.R.S. Employer Identification No.)

                                  50 Nagog Park
                                 Acton, MA 01720
                    (Address of principal executive offices)



If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. | |

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file numbers to
which this form relates:                                333-87257



Securities to be registered pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, par value $.01
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 1.  DESCRIPTION OF THE REGISTRANTS' SECURITIES TO BE REGISTERED

         The Registrant is registering shares of Common Stock, par value $0.01 per share, pursuant to a Registration Statement on Form S-1 (File No. 333-87257) that was filed with the Securities and Exchange Commission on September 16, 1999 (the "Registration Statement"). Reference is made to the sections entitled "Prospectus Summary -- The Offering" and "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instructions to Item 1 of this Form.

ITEM 2.  EXHIBITS

Exhibit
Number            Document Description

3.1               Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by Reference to Exhibit 3.1 to
                  the Registration Statement on Form S-1 (File No. 333-87257) of the Registrant, as amended).

3.2               Amended and Restated Bylaws of the Registrant (Incorporated by Reference to Exhibit 3.2 to the Registration
                  Statement on Form S-1 (File No. 333-87257) of the Registrant, as amended).


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused Form 8-A Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     ANDOVER.NET, INC.


Dated:  December 2, 1999            By: /s/Bruce Twickler

                                         Bruce Twickler
                                         President   and   Chief   Executive
                                         Officer